UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 2, 2024

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BCO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule
405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2024, The Brink’s Company (the “Company”) held its annual meeting of shareholders (the “2024 Annual Meeting”), at which four proposals were submitted to the Company’s shareholders. The proposals are described in detail in the Company’s proxy statement for the 2024 Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2024 (the “2024 Proxy Statement”).

At the 2024 Annual Meeting, the Company’s shareholders approved The Brink’s Company 2024 Equity Incentive Plan (the “2024 Plan”), which the Company’s Board of Directors (the “Board”) adopted, subject to shareholder approval, on February 15, 2024, based on the recommendation of the Compensation and Human Capital Committee of the Board (the “Committee”). On March 15, 2024, the Board approved a share reserve of 4,104,125 shares of the Company’s common stock for the 2024 Plan, subject to shareholder approval. The 2024 Plan is described in detail in, and attached as an exhibit to, the 2024 Proxy Statement. The 2024 Plan, which became effective upon shareholder approval at the 2024 Annual Meeting on May 2, 2024, replaces the Company’s 2017 Equity Incentive Plan, originally effective as of May 5, 2017 and as amended and restated effective May 2, 2019 (the “2017 Plan”). Awards previously granted under the 2017 Plan or any other prior equity plan will remain outstanding and valid in accordance with their terms, but no new awards will be granted under the 2017 Plan or any other prior equity plan following the 2024 Annual Meeting.

The purpose of the 2024 Plan is to (i) motivate and reward individuals for the accomplishment of long-term financial and strategic goals intended to increase shareholder value; (ii) enhance retention of individuals who drive sustained performance; (iii) align management and shareholder interests by providing key employees with an opportunity to acquire an equity interest in the Company; (iv) attract and retain the services of experienced independent directors for the Company by encouraging them to acquire an equity interest in the Company; and (v) replace the 2017 Plan for purposes of granting awards on and after May 2, 2024. The Company believes that the 2024 Plan provides flexibility to develop and deliver incentive programs that are competitive, attract and retain key talent and meet current and evolving compensation practices.

The 2024 Plan authorizes the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock, performance stock units, other stock-based awards and cash awards. Awards may be granted under the 2024 Plan to key employees and non-employee directors of the Company or its affiliates, as determined by the Committee or the Board.

Subject to the right of the Board to terminate the 2024 Plan at any time, awards may be granted under the 2024 Plan until May 2, 2034; beginning on such date, no further awards may be granted. Any awards granted under the 2024 Plan that are outstanding on May 2, 2034 will remain outstanding after such date in accordance with their terms.

Subject to adjustment in the event of certain corporate events, the maximum number of shares of the Company’s common stock that may be issued under the 2024 Plan is 4,104,125 shares, plus any additional shares that become available with respect to awards granted under the 2017 Plan as further described below. Under the fungible share reserve design of the 2024 Plan, each share of common stock subject to a stock option or stock appreciation right reduces the 2024 Plan share reserve by one share, while each share of common stock subject to awards other than stock options or stock appreciation rights reduces the share reserve by two shares. Shares of common stock related to awards that terminate, expire or lapse for any reason (other than as a result of exercise or settlement in shares) or that are forfeited or settled in cash, and shares of common stock that are used by the participant or withheld by the Company to pay an exercise price or to satisfy tax withholding obligations associated with awards will be returned to the 2024 Plan share reserve at the ratio described above and again be available for grant under the 2024 Plan in accordance with the terms of the 2024 Plan. In addition, shares of common stock related to outstanding awards granted under the 2017 Plan that terminate, expire or lapse for any reason (other than as a result of exercise or settlement in shares) or that are forfeited or settled in cash, and shares of common stock that are used by the participant or withheld by the Company to pay an exercise price or to satisfy tax withholding obligations associated with awards granted under the 2017 Plan will also be added to the 2024 Plan share reserve at the ratio described above and will become available for grant under the 2024 Plan in accordance with the terms of the 2024 Plan.

The 2024 Plan is generally administered by the Committee, including with respect to the Company’s Chief Executive Officer. The Committee has the power under the 2024 Plan to select participants, to grant awards and to determine the terms and conditions of awards. Subject to the terms of the 2024 Plan, the Committee also has the authority, among other things, to accelerate the vesting, payment or settlement of any award, to make decisions with respect to outstanding awards in connection with a change in control or an event that triggers anti-dilution adjustments, to interpret the 2024 Plan and any awards and related award agreements and to make any other determinations for the administration of the 2024 Plan. The Committee may delegate administrative duties under the 2024 Plan to one or more individuals, to the extent consistent with applicable law and stock exchange listing requirements. The 2024 Plan is administered by the full Board (based on the recommendation of the Corporate Governance and Nominating Committee) with respect to non-employee directors.

Awards and payments under the 2024 Plan, whether vested or unvested, are subject to the terms of the Company’s internal policies, including the Company’s Dodd-Frank Act Clawback Policy and Supplemental Clawback Policy, and to any additional recoupment or clawback as required under applicable law, government regulation or stock exchange listing requirement. In addition, the 2024 Plan permits the Company to design awards subject to reduction or forfeiture if the participant engages in conduct that is harmful to the Company.

The foregoing description of the 2024 Plan is qualified in its entirety by reference to the full text of the 2024 Plan, which is attached hereto as Exhibit 10.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2024 Annual Meeting, four proposals were submitted to the Company’s shareholders, including the proposal to approve the 2024 Plan. A quorum of the Company’s common shares was present for the 2024 Annual Meeting, and the final results for the votes regarding the proposals are set forth below.

Proposal 1 – Shareholders elected nine nominees to the Board for terms expiring in 2025. The name of each director and the votes cast for such individual are set forth below:

	For	Against	Abstain	Broker Non-Votes

Kathie J. Andrade	37,530,782	3,431,927	12,217	1,863,935.00

Paul G. Boynton	39,793,812	1,163,024	18,090	1,863,935.00

Ian D. Clough	40,497,094	465,768	12,064	1,863,935.00

Susan E. Docherty	40,243,410	718,510	13,006	1,863,935.00

Mark Eubanks	40,334,537	628,184	12,205	1,863,935.00

Michael J. Herling	38,526,701	2,430,800	17,425	1,863,935.00

A. Louis Parker	39,733,139	1,229,317	12,470	1,863,935.00

Timothy J. Tynan	40,386,375	576,530	12,021	1,863,935.00

Keith R. Wyche	39,721,475	1,240,775	12,676	1,863,935.00

Proposal 2 – Shareholders approved an advisory resolution on named executive compensation. The votes regarding Proposal 2 were as follows:

For	Against	Abstain	Broker Non-Votes
39,981,468.00	969,191.00	24,267.00	1,863,935.00

Proposal 3 – Shareholders approved the frequency of one year for the advisory vote to approve named executive officer compensation.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
41,810,613	4,719	1,065,208	65,090	1,965,459

After considering the results of the 2023 Annual Meeting, the Company’s Board of Directors has determined that the Company will hold future advisory votes to approve named executive officer compensation on an annual basis until the next advisory vote on the frequency of the advisory vote to approve named executive officer compensation, which is expected to occur no later than at the 2029 Annual Meeting of Shareholders.

Proposal 4 – Shareholders approved the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The votes regarding Proposal 4 were as follows:

For	Against	Abstain	Broker Non-Votes
42,778,935.00	43,202.00	16,724.00	0

Item 9.01		Financial Statements and Exhibits.

(d)	Exhibits

	10.1	The Brink’s Company 2024 Equity Incentive Plan, effective May 2, 2024

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: May 3, 2024	By:	/s/ Kurt B. McMaken
Kurt B. McMaken
Executive Vice President and Chief Financial Officer